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                                                                  Exhibit 99.1


                      DEAN WITTER PACIFIC GROWTH FUND INC.


                              ARTICLES OF AMENDMENT
                          CHANGING NAME OF CORPORATION
                       PURSUANT TO MGCL SECTION 2-605(a)(4)


    Dean Witter Pacific Growth Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Charter of the Corporation is hereby amended by striking out
ARTICLE II of the Articles of Incorporation and inserting in lieu thereof the following:

                                    "ARTICLE II
    The name of the Corporation is Morgan Stanley Dean Witter Pacific Growth Fund Inc."

    SECOND: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

    THIRD: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

    FOURTH: These Articles of Amendment shall become effective at 9:00 a.m., Eastern Time, on June 22, 1998.

    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 19th day of June 1998.

                                                  DEAN WITTER PACIFIC GROWTH
                                                  FUND INC.



                                                  By: /s/ Charles A. Fiumefreddo
                                                     ---------------------------
                                                  Name: Charles A. Fiumefreddo
                                                  Title: President


ATTESTED:



/s/ Barry Fink
-----------------------
Name: Barry Fink
Title: Secretary

        THE UNDERSIGNED, the president of Dean Witter Pacific Growth Fund Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                              /s/Charles A. Fiumefreddo
                                              -----------------------------
                                              Name: Charles A. Fiumefreddo
                                              Title: President